Exhibit 1.1

UNDERWRITING AGREEMENT

May 7, 2015

J.P. Morgan Securities LLC

As Representative of the Underwriters

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Introductory. Boyd Gaming Corporation, a Nevada corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities LLC (“J.P. Morgan”) and the other several Underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A hereto of $750,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2023 (the “Notes”). J.P. Morgan has agreed to act as the representative of the several Underwriters (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of May 21, 2015 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and Wilmington Trust, N.A., as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture dated as of May 21, 2015 (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The payment of principal of and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the guarantors named in Schedule B hereto and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to the requirements of the Indenture (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities”.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-203814), including a form of prospectus (the “Base Prospectus”), covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”). Such registration statement, as of the time of its effectiveness, including the information, if any, deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) used in connection with the offering of the Securities, and the term “Final Prospectus” means the prospectus the Company will prepare and file after execution and delivery of this Agreement relating to the Securities in accordance with the provisions of Rule 424(b) under the Securities Act Regulations (“Rule 424(b)”), such prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a road show that is a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Time of Sale, the most recent Preliminary Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Time of Sale and the information included on Schedule C hereto, all considered together.

“Time of Sale” means 3:15 P.M., New York City time, on May 7, 2015 or such other time as agreed by the Company and the Representative.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Final Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

The Company and the Guarantors hereby confirm their agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties. The Company and each of the Guarantors, jointly and severally, hereby represent and warrant to each Underwriter that, as of the date hereof and as of the Closing Date (unless the context otherwise requires, references in this Section 1 to the “Prospectus” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) both the Pricing Disclosure Package and the Final Prospectus in the case of representations and warranties made as of the Closing Date):

(a) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act. The Securities have been and remain eligible for registration by the Company on such registration statement. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

The Registration Statement, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations, complied in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, the Final Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(c) Accurate Disclosure. The Registration Statement did not, at its effective time, and will not, at the Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale, neither (A) the Pricing Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and any amendment or supplement thereto (including any prospectus wrapper) did not, as of the date of such Prospectus and as of the time of any filing with the Commission pursuant to Rule 424(b), and will not, at the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor any of the Guarantors make any representation or warranty with respect to (A) any statements or omissions based upon and in conformity with information furnished to the Company in writing by the Underwriters specifically for use in the Registration Statement, including any post-effective amendment thereto, the Pricing Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or Prospectus, including the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof, or (B) the part of the Registration Statement, including any post-effective amendment thereto, that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

(d) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that neither the Company nor any of the Guarantors make any representation or warranty with respect to any statements or omissions based upon and in conformity with information furnished to the Company in writing by the Underwriters specifically for use in the Registration Statement, including any post-effective amendment thereto, the Pricing Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or Prospectus, including the Final Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 9(b) hereof.

(e) Company Not Ineligible Issuer. At the time of filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and as of the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(g) Authorization of the Securities. The Notes to be purchased by the Underwriters from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and except to the extent the waiver contained in Section 4.05 of the Indenture may be deemed unenforceable. The Guarantees of the Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, will be entitled to the benefits of the Indenture and will constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and except to the extent the waiver contained in Section 4.05 of the Indenture may be deemed unenforceable.

(h) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors, respectively, in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and except to the extent the waiver contained in Section 4.05 of the Indenture may be deemed unenforceable.

(i) Descriptions of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

(j) No Material Adverse Change. Except as otherwise disclosed in the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(k) Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included and/or incorporated by reference in the Prospectus is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(l) Preparation of the Financial Statements; Other Data. The financial statements, together with the related schedules and notes, included and/or incorporated by reference in the Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical audited financial data set forth in the Prospectus under the caption “Prospectus Supplement Summary—Summary Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Prospectus. The statistical and market-related data and forward-looking statements included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto (the “XBRL Data”).

(m) Incorporation and Good Standing of the Company and the Guarantors. Each of the Company and the Guarantors have been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of this Agreement, the DTC Agreement (with respect to the Company only), the Securities and the Indenture. Each of the Company and the Guarantors are duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of the Company of each of the Guarantors has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in the Prospectus.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Guarantors is in violation of its charter, bylaws or similar constitutive document. Neither the Company nor, as it relates to the Company’s non-Guarantor subsidiaries, to the Company’s and the Guarantors’ knowledge, any of its subsidiaries is (i) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which either of them may be bound (including, without limitation, the Second Amended and Restated Credit Agreement, dated as of December 27, 2012, among the Company, certain lenders party thereto, and Bank of America, N.A., as the Administrative Agent, as amended, restated, supplemented or modified from time to time (the “Credit Agreement”)), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of clauses (i) and (ii) above, for such Defaults and violations as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s and each of the Guarantors’ execution, delivery and performance of this Agreement, the DTC Agreement (with respect to the Company only) and the Indenture, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) will not result in any violation of the provisions of the charter, bylaws or similar constitutive document of the Company or any of the Guarantors, (ii) will not, as it relates to the Company’s non-Guarantor subsidiaries, to the Company’s and the Guarantors’ knowledge, conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, Debt Repayment Triggering Events, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and such consents that, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not, as it relates to the Company’s non-Guarantor subsidiaries, to the Company’s and the Guarantors’ knowledge, result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and each of the Guarantors’ execution, delivery and performance of this Agreement, the DTC Agreement (with respect to the Company only) or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Prospectus, except for such consent, approval, authorization, order, registration or filing (i) that have been obtained or made by the Company or the Guarantors, as applicable, and are in full force and effect under applicable laws and under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada, (ii) that have been obtained or made with applicable gaming authorities, or notice filings with such applicable gaming authorities that will be made upon consummation of the transactions contemplated by this

Agreement or the Prospectus, or that are made within the applicable time period thereafter as permitted under applicable law or (iii) which, individually or in the aggregate, would not result in a Material Adverse Change or materially adversely affect the ability of the Company to consummate any of the transactions contemplated hereby and by the Prospectus. As used herein, “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, which action, suit or proceeding, if determined adversely to the Company or any of its subsidiaries, would result in a Material Adverse Change or would prevent or prohibit the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s and each of the Guarantors’ knowledge, is threatened or imminent.

(p) Intellectual Property Rights. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as presently conducted, except for such Intellectual Property Rights the failure of which to own or possess would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(q) All Necessary Permits, etc. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses as presently conducted, except where the failure to obtain any such certificate, authorization or permit would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(r) Title to Properties. Except as otherwise disclosed in the Prospectus or as would not result in a Material Adverse Change, the Company and its Guarantors have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(k) hereof (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for Permitted Liens (as defined in the “Description of Notes” section of the Pricing Disclosure Package). The real property, improvements, equipment and personal property held under lease by the Company or by its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or the Guarantors.

(s) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except insofar as the failure to file such returns would not have a Material Adverse Change. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(k) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not have a Material Adverse Change on the Company and its consolidated subsidiaries, taken as a whole.

(t) Company and Guarantors, Each Not an “Investment Company.” The Company and its Guarantors have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of the net proceeds therefrom as described in the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u) Insurance. The Company and the Guarantors are insured by recognized and, to the knowledge of the Company and the Guarantors, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company or any of the Guarantors against theft, damage, destruction, acts of vandalism, flood and earthquakes; except that the Company and the Guarantors are self-insured up to certain deductible and stop loss amounts for certain insurance claims as disclosed in the Prospectus. The Company and the Guarantors have no reason to believe that the Company or any Guarantor will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(v) No Price Stabilization or Manipulation. None of the Company or any Guarantor has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(w) Solvency. The Company and each of the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities, but excluding any intra-company indebtedness) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(x) Accounting Controls. The Company and its subsidiaries maintain systems for “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the XBRL Data is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Pricing Disclosure Package, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(y) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(z) Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Regulations T, U, X. Neither the Company nor any Guarantor nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(bb) Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals required for its operations under applicable Environmental Laws, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority to which the Company has received written notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law, except for any such matters specifically disclosed in the Prospectus; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the best of the Company’s and the Guarantors’ knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the applicable common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, that are regulated under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(cc) Environmental Compliance Costs. In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in order to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On this basis, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(dd) ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and each of its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, any of its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Company and the Guarantors, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as otherwise disclosed in the Prospectus, neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ee) Compliance with Labor Laws. Except as otherwise disclosed in the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s and the Guarantors’ knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened, against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s and the Guarantors’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ff) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and any “related person” (as such term is defined in Item 404 of Regulation S-K of the Exchange Act) on the other hand, which is required by the Securities Act to be disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 or its Proxy statement pursuant to Schedule 14A under the Exchange Act that is not so disclosed in, or incorporated by reference into, the Prospectus. Except as otherwise disclosed in the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Guarantor to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(gg) No Unlawful Contributions or Other Payments. Within the past five years, except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the UK Bribery Act, the OECD Convention or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act, the OECD Convention or any other applicable anti-bribery or anti-corruptions laws, and the Company, its subsidiaries and, to the knowledge of the Company and the Guarantors, its Affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act, the OECD Convention and other applicable anti-corruption laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

“OECD Convention” means any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, collectively.

(hh) No Conflict with Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, other than routine audits, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(ii) No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the U.S. government, including without limitation the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including without limitation Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of the Ukraine (each, a “Sanctioned Country”). Neither the Company nor any of its subsidiaries has knowingly engaged in during the past five years and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(jj) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Company and each of the Guarantors agree to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 98.40% of the principal amount thereof payable on the Closing Date on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169 (or such other place as may be agreed to by the Company and the Representative) at 9:30 a.m. New York City time, on May 21, 2015, or such later time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which J.P. Morgan may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to investors copies of an amended or supplemented Final Prospectus or a delay as contemplated by the provisions of Section 17 hereof.

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to J.P. Morgan for the accounts of the several Underwriters certificates for the Notes on the Closing Date against the irrevocable release of a wire transfer of immediately available funds payable to the order of the Company for the aggregate amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and a PDF copy thereof shall be made available for inspection on the business day preceding the Closing Date, as J.P. Morgan may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants. The Company and each of the Guarantors further covenant, jointly and severally, and agree with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters immediately, and confirm the notice in writing (which shall include notice via e-mail or similar means of electronic communication), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Final Prospectus in order that the Pricing Disclosure Package or the Final Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Final Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Final Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Underwriters notice of its intention to make any filing pursuant to the Exchange Act from the Time of Sale to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company will deliver to the Underwriters and counsel for the Underwriters, without charge and only upon request, three signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Compliance. The Company and each of the Guarantors shall cooperate with the Representative and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and each of the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(i) Agreement Not To Offer or Sell Additional Securities. During the period of 30 days following the date hereof, the Company will not, without the prior written consent of J.P. Morgan (which consent may be withheld at the sole discretion of J.P. Morgan), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(j) Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior consent of the Underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any road show that is a written communication within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Final Term Sheet. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object.

(i) The Depositary. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

The Representative on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act, other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in a Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule C hereto or any road show that is a written communication within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters, (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing, or (iv) any free writing prospectus that, solely as a result of such use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company if any such proceeding against it is initiated.

SECTION 5. Payment of Expenses. The Company and each of the Guarantors agree, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, this Agreement, the Indenture, the DTC Agreement, the Notes and the Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations and (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and each of the Guarantors of their respective other obligations under this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Company or the Guarantors be required to pay, in the aggregate, in excess of $15,000.00 of fees or disbursements to counsel for the Underwriters pursuant to clause (v) and clause (viii). Except as expressly provided in this Section 5 and Sections 7, 9 and 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then respectively made and to the timely performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, on the Closing Date, no stop order suspending the effectiveness of the

Registration Statement, including any post-effective amendment thereto, has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company and its consolidated subsidiaries, a “comfort letter” dated the date hereof addressed to the Underwriters and the Company, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters and the Company, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than five (5) days prior to the Closing Date.

(c) No Material Adverse Change or Ratings Agency Change.

(i) For the period from and after the date of this Agreement and prior to the Closing Date in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii) for the period from and after the time this Agreement is executed and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act.

(d) Opinion and Negative Assurance Statements of Counsel for the Company and the Guarantors. On the Closing Date the Underwriters shall have received (i) the favorable opinion of Morrison & Foerster LLP counsel for the Company and the Guarantors, dated as of such Closing Date, the form of which is attached hereto as Exhibit A, (ii) the negative assurance letter from Morrison & Foerster LLP, dated as of such Closing Date, the form of which is attached hereto as Exhibit B, (iii) the favorable opinion of McDonald Carano Wilson LLP, special Nevada counsel for the Company and the Guarantors, dated as of the Closing Date, the form of which is attached hereto as Exhibit C, (iv) the favorable opinion of Greenberg Traurig, LLP special Illinois counsel for the Company and the Guarantors, dated as of the Closing Date, the form of which is attached hereto as D, (v) the favorable opinion of Ice Miller LLP, special Indiana counsel for the Company and the Guarantors, dated as of the Closing Date, the form of which is attached hereto as Exhibit E, (vi) the favorable opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, special Louisiana counsel for the Company and the Guarantors, dated as of the Closing Date, the form of which is attached hereto as Exhibit F, (vii) the favorable opinion of Jones Walker L.L.P., special Mississippi counsel for the Company and the Guarantors, dated as of the Closing Date, the form of which is attached hereto as Exhibit G and (viii) the favorable opinion of Brownstein Hyatt Farber Schreck, LLP, special New Jersey counsel for the Company and the Guarantors, dated as of the Closing Date, the form of which is attached hereto as Exhibit H.

(e) Opinion of Counsel for the Underwriters. On the Closing Date the Underwriters shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(f) Officers’ Certificate. On the Closing Date the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President, Senior Vice President or any Vice President of the Company and each of the Guarantors and the Chief Financial Officer, Treasurer, Chief Accounting Officer or Vice President of Finance of the Company and each of the Guarantors, dated as of the Closing Date, to the effect set forth in Section 6(c)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and each of the Guarantors set forth in Section 1 hereof were true and correct as of the Time of Sale and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;

(iii) the Company and each of the Guarantors have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to their knowledge, contemplated.

(g) Indenture. The Company and each of the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11(ii) or Section 11(iv) hereof, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof (except for any such refusal, inability or failure on the part of the Company or any of the Guarantors to the extent that it is directly caused by any action or inaction on the part of the Underwriters), the Company and each of the Guarantors, jointly and severally, agree to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8. [Reserved].

SECTION 9. Indemnification.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its Affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or as otherwise permitted under Section 9(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such Affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by J.P. Morgan) as such expenses are reasonably incurred by such Underwriter or such Affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including any post-effective amendment thereto, the Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or Prospectus, including the Final Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, their Affiliates, each of their respective directors, officers and employees, and each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantors, their Affiliates or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or as otherwise permitted under Section 9(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and to reimburse the Company, the Guarantors and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, the Guarantors or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Guarantors hereby acknowledge that the only information that the Underwriters through the Representative have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the eighth paragraph and the third sentence under the fifth paragraph under the section titled “Underwriting” in the Preliminary Prospectus and the Final Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 9. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9 hereof for purposes of indemnification.

The Company, each of the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the discounts and commissions received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each Affiliate, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantors, and each person, if any, who controls the Company or the Guarantors with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by written notice given to the Company if at any time: (i) a general banking moratorium shall have been declared by any federal or New York authorities; (ii) trading of the common stock issued by the Company shall have been suspended on the New York Stock Exchange; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, in each case as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company or the Guarantors to any Underwriter, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Underwriters as described in Sections 5 and 7 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, each of the Guarantor, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 270-1063

Attention: Jack D. Smith

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile: (212) 269-5420

Attention: William J. Miller

If to the Company or the Guarantors:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Facsimile: (702) 792-7214

Attention: Josh Hirsberg

                and

Facsimile: (702) 696-1114

Attention: Brian A. Larson

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

Facsimile: (415) 268-7522

Attention: Brandon C. Parris

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 9 and 10 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities from any of the Underwriters merely by reason of such purchase.

SECTION 15. Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan, on behalf of the Underwriters, and any such action taken by J.P. Morgan shall be binding upon the Underwriters.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions, Consent to Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) Furthermore, any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(c) Waiver of Jury Trial. The Company, each of the Guarantors and each Underwriter hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, each of the Guarantors and each Underwriter agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon such Person and may be enforced in any other courts in the jurisdiction of which such Person(s) are or may be subject, by suit upon such judgment. Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section.

SECTION 18. Default of One or More of the Several Underwriter. If any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company and the Guarantors for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 9 and 10 hereof shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 18. Any action taken under this Section 18 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 19. No Advisory or Fiduciary Responsibility. The Company and each of the Guarantors acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantors or their respective Affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Company and each of the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and any Guarantor may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BOYD GAMING CORPORATION

By:	/s/ Josh Hirsberg
Name:	Josh Hirsberg
Title:	Senior Vice President, Chief
Financial Officer and Treasurer

BOYD ATLANTIC CITY, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

BOYD TUNICA, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

BLUE CHIP CASINO, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Manager and President

CALIFORNIA HOTEL AND CASINO

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

[Signature Page to Underwriting Agreement]

SAM-WILL, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

M.S.W., INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

CALIFORNIA HOTEL FINANCE CORPORATION

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

BOYD ACQUISITION, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Manager and President

BOYD LOUISIANA RACING, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Manager and President

[Signature Page to Underwriting Agreement]

TREASURE CHEST CASINO, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Manager, President and Chief
Executive Officer

RED RIVER ENTERTAINMENT OF SHREVEPORT, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Manager and President

BOYD RACING, L.L.C.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Manager and President

PAR-A-DICE GAMING CORPORATION

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President and Secretary

COAST CASINOS, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

COAST HOTELS AND CASINOS, INC.

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	President

[Signature Page to Underwriting Agreement]

BOYD BILOXI, LLC

By:	/s/ Keith E. Smith
Name:	Keith E. Smith
Title:	Manager and President

[Signature Page to Underwriting Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

J.P. MORGAN SECURITIES LLC Acting on behalf of itself and as the Representative of the several Underwriters

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Nicholas Fersen
Name:	Nicholas Fersen
Title:	Vice President

[Underwriting Agreement Signature Page]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$143,400,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	$117,525,000
Deutsche Bank Securities Inc.	$117,300,000
Wells Fargo Securities, LLC	$117,300,000
UBS Securities LLC	$77,325,000
BNP Paribas Securities Corp.	$61,200,000
Credit Suisse Securities (USA) LLC	$57,975,000
Nomura Securities International, Inc.	$57,975,000
Total	$750,000,000

Schedule A-1

SCHEDULE B

GUARANTORS

California Hotel and Casino, a Nevada corporation

California Hotel Finance Corporation, a Nevada corporation

Coast Casinos, Inc., a Nevada corporation

Coast Hotels and Casinos, Inc., a Nevada corporation

Boyd Acquisition LLC, a Delaware limited liability company

M.S.W., Inc., a Nevada corporation

Sam-Will, Inc., a Nevada corporation

Par-A-Dice Gaming Corporation, an Illinois corporation

Blue Chip Casino, LLC., an Indiana limited liability company

Boyd Louisiana Racing, L.L.C., a Louisiana limited liability company

Boyd Racing, L.L.C., a Louisiana limited liability company

Red River Entertainment of Shreveport, L.L.C., a Louisiana limited liability company

Treasure Chest Casino, L.L.C., a Louisiana limited liability company

Boyd Tunica, Inc., a Mississippi corporation

Boyd Atlantic City, Inc., a New Jersey corporation

Boyd Biloxi, LLC, a Mississippi limited liability company

Schedule B-1

SCHEDULE C

Final Term Sheet dated May 7, 2015

Schedule C-1

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement

dated May 7, 2015 and the Prospectus dated May 1, 2015

Registration No. 333–203814

Pricing Term Sheet

Boyd Gaming Corporation

$750,000,000 6.875% Senior Notes due 2023

Pricing Supplement, dated May 7, 2015, to the Preliminary Prospectus Supplement, dated May 7, 2015 (the “Preliminary Prospectus Supplement”), and related Base Prospectus, dated May 1, 2015 (the “Base Prospectus”), of Boyd Gaming Corporation. This supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the Base Prospectus. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and the Base Prospectus and supersedes the information in the Preliminary Prospectus Supplement and the Base Prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and Base Prospectus. Terms used herein and not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement and the Base Prospectus.

Change in Offering Size

The total size of the offering of the notes has been increased from $500,000,000 to $750,000,000. See “Changes from Preliminary Prospectus Supplement” below.

Aggregate Principal Amount:	$750,000,000 which represents a $250,000,000 increase from the Preliminary Prospectus Supplement

Net Proceeds to the Issuer (before expenses): Title of Securities:	$738,000,000 6.875% Senior Notes due 2023

Final Maturity Date:	May 15, 2023

Issue Price:	100.000%, plus accrued interest, if any, from May 21, 2015

Coupon:	6.875%

Spread to Treasury:	+ 482 basis points

Benchmark:	UST 1.75% due May 15, 2023

Yield to Maturity:	6.875%

Interest Payment Dates:	May 15 and November 15

Record Dates:	May 1 and November 1

First Interest Payment Date:	November 15, 2015

Optional Redemption:	On or after May 15, 2018, Boyd Gaming may redeem all or part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date (subject to the rights of Holders of notes on any relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Price
2018	105.156%
2019	103.438%
2020	101.719%
2021 and thereafter	100.000%

At any time prior to May 15, 2018, Boyd Gaming may also redeem all or a part of the notes, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of notes on any relevant record date to receive interest due on the relevant interest payment date.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of: (A) the present value at such redemption date of (i) the redemption price of the note at May 15, 2018 plus (ii) all required interest payments due on the note through May 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the principal amount of the note, if greater.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2018; provided, however, that if the period from the redemption date to May 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption with Equity Proceeds:	At any time prior to May 15, 2018, Boyd Gaming may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Boyd Gaming and its Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

CUSIP:	103304BK6

ISIN:	US103304BK67

Underwriters:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Deutsche Bank Securities Inc.

Wells Fargo Securities, LLC

UBS Securities LLC

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

Nomura Securities International, Inc.

Trade Date:	May 7, 2015

Settlement Date:

May 21, 2015 (T+ 10)

By virtue of the fact that the notes initially settle in T+ 10, purchasers of the notes who wish to trade the notes prior to May 21, 2015 may need to specify alternate settlement arrangements and should consult their advisors.

Denominations:	$1,000 and integral multiples of $1,000

Form of Offering:	SEC Registered (Registration No. 333-203814)

Changes from Preliminary Prospectus Supplement:

The principal amount of the notes to be issued in the offering increased from $500,000,000 to $750,000,000. The proceeds received from the increase of $250,000,000 will be used to (i) pay fees and expenses of approximately $56 million in connection with the notes offering and the repurchase or redemption, as applicable, of our 9.125% senior notes due 2018, including accrued but unpaid interest on such notes and (ii) repay approximately $194 million of outstanding borrowings under the Boyd Gaming Revolving Credit Facility, which will correspondingly increase available borrowing capacity under such facility. No amounts will be drawn under the Boyd Gaming Revolving Credit Facility in connection with the transactions contemplated by the Preliminary Prospectus Supplement. Affiliates of each of the underwriters are lenders under the Boyd Gaming Revolving Credit Facility, and will accordingly receive a portion of the net proceeds of the offering in connection therewith. Other information (including, but not limited to, financial information in “Capitalization” and “Use of Proceeds”) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

The issuer has filed a registration statement (including a prospectus) and a related preliminary prospectus supplement with the United State Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the Preliminary Prospectus Supplement and accompanying prospectus may be obtained by contacting J.P. Morgan Securities LLC by mail at J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by phone at 1-866-803-9204.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.